EXHIBIT 10.1

WASHINGTRON TRUST BANCORP, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK UNIT CERTIFICATE FOR EMPLOYEES

Name of Grantee:	<<Name>>
No. of Units:	<<Units>>
Grant Date:	<<Grant_Date>>
Vesting Date:	<<Vest_Date>>

Washington Trust Bancorp, Inc. (the “Corporation”) has selected you to receive the grant of restricted stock units identified above, subject to the provisions of its 2013 Stock Option and Incentive Plan (the “Plan”) and the Statement of Terms and Conditions. Acceptance of this grant requires no action on your part. However, if you desire to refuse this grant, you must notify the Corporation promptly.

WASHINGTON TRUST BANCORP, INC.
By:	/s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman and Chief Executive Officer

WASHINGTRON TRUST BANCORP, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK UNIT CERTIFICATE FOR EMPLOYEES
STATEMENT OF TERMS AND CONDITIONS

1.Preamble. This Statement of Terms and Conditions (the “Statement”) contains the terms and conditions of an award of restricted stock units of the Corporation (the “Restricted Units”) made to the Grantee identified on the attached Certificate pursuant to the Plan. Any consideration due to the Corporation on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Grantee to the Corporation.

2.Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Statement and Shares (as defined below) have been issued to the Grantee in accordance with the terms of the Plan and Section 6 of this Statement.

3.Vesting. The term “vest” as used in this Statement means the lapsing of the restrictions that are described in this Statement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the Certificate, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Corporation or its Subsidiaries. Notwithstanding the foregoing, the Grantee shall become vested in the Restricted Units prior to the vesting date set forth on the Certificate in the following circumstances:
(a)In the event of a Change of Control of the Corporation (as defined in the Plan), all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee is then employed by the Corporation or its Subsidiaries.
(b)In the event of the Grantee’s death, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee was employed by the Corporation or its Subsidiaries immediately prior to the date of death.
(c)Upon the Retirement of the Grantee prior to the Vesting Date, the Grantee shall vest in a number of his or her Restricted Units determined by multiplying the number of Restricted Units credited to the Grantee by a fraction, the numerator of which shall be the number of full months from the Grant Date to the date of the Grantee’s Retirement and the denominator of which shall be 36.

4.Forfeiture. In the event the Corporation terminates the Grantee’s employment or the Grantee terminates his employment on his or her own initiative prior to the Vesting Date, all Restricted Units that have not previously been forfeited on such date shall be immediately forfeited to the Corporation.

5.Dividend Equivalents.
(a)In the case of a dividend payable on shares of Common Stock (“Shares”) in the form of cash, the Corporation shall provide Grantee with additional compensation in an amount equal to the aggregate number of Restricted Units credited to the Grantee as of the record date of the dividend multiplied by the cash dividend per share amount.
(b)In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Restricted Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. Any additional Restricted Units shall be subject to the restrictions of this Statement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Corporation if and when the Restricted Units are so forfeited.

6.Issuance of Shares. As soon as practicable following the Grantee’s vesting in the Restricted Units (but in no event later than two and one-half months after the end of the year in which the vesting occurs), the Corporation shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Units that have vested pursuant to Section 3 of this Statement on such date and thereafter the Grantee shall have the rights of a shareholder of the Corporation with respect to such shares. The issuance of certificates may be made in book entry form.
(a)Notwithstanding the foregoing, in the event the Grantee becomes vested in the Restricted Units on account of his Retirement, if the Grantee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Section 409A”) upon his Retirement, the Shares shall not be issued to the Grantee until the seventh month after the Grantee’s “separation from service” within the meaning of Section 409A.
(b)Notwithstanding the foregoing, if the Grantee met the age or age and service requirement for Retirement and a Change in Control of the Company occurs prior to the issuance of Shares, if the Change in Control of the Company qualifies as a “change in control event” within the meaning of Section 409A, the Shares shall be issued to the Grantee as soon as practicable following the Change in Control of the Company. If the Change in Control of the Company does not qualify as a “change in control event” within the meaning of Section 409A, the Shares shall be issued to the Grantee upon the earliest of (i) the Vesting Date, (ii) the Grantee’s death, or (iii) the Grantee’s “separation from service” within the meaning of Section 409A; provided, however, that if the Grantee is a “specified employee” within the meaning of Section 409A upon his separation from service, the Shares shall not be issued until the seventh month after the Grantee’s separation from service.

7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Corporation or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Corporation shall have the authority to cause the tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.Defined Terms. For purposes of this Statement, “Retirement” shall mean the Grantee’s termination of employment with the Corporation or a Subsidiary after attaining age 65 or after attaining age 55 with at least ten years of service.

9.Administration. The Administrator shall have the authority to manage and control the operation and administration of this Statement. Any interpretation of the Statement by the Administrator and any decision made by the Administrator with respect to the Statement is final and binding.

10.Amendment. This Statement may be amended only by written statement between the Grantee and the Corporation, without the consent of any other person.

11.No Obligation to Continue Employment. Neither the Corporation nor any Subsidiary is obligated by or as a result of the Plan or this Award to continue the Grantee in employment and neither the Plan nor this Award shall interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of the Grantee at any time.

12.Data Privacy Consent. In order to administer the Plan and this Award and to implement or structure future equity grants, the Corporation, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Corporation to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

13.Notices. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.